Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTORS:	MEDIA:
Byron Purcell	Joy Errico
(717) 975-3710	(203)970-5559
investor@riteaid.com	press@riteaid.com

Rite Aid Corporation Reports Fiscal 2024 First Quarter Results

•	Revenues of $5.7 Billion, Compared to Prior Year Revenues of $6.0 Billion

•	Retail Comparable Same Store Prescriptions Increased 4.7 Percent – Comparable Same Store Prescriptions, Excluding COVID Impact, Increased 7.4 Percent

•	Net Loss of $306.7 Million Compared to Prior Year Net Loss of $110.2 Million – Increase Largely Attributable to a Goodwill Impairment Charge at Elixir

•	Adjusted EBITDA of $91.7 Million, Compared to Prior Year Adjusted EBITDA of $100.1 Million

•	Updates Fiscal 2024 Outlook

PHILADELPHIA -- (June 29, 2023) -- Rite Aid Corporation (NYSE: RAD) today reported operating results for its first fiscal quarter ended June 3, 2023.

“Our first quarter results were driven by strong script growth, solid pharmacy margins and early progress with our turnaround program, which offset underperformance on front-end sales in the Retail Pharmacy Segment and a higher-than-expected medical loss ratio at Elixir Insurance,” said Elizabeth “Busy” Burr, interim chief executive officer. “To help mitigate this, we are making targeted reductions to SG&A and capital expenditures over the remainder of the year. Importantly, we made good progress on turnaround initiatives across key areas of the business, and we continue to believe we are on track to achieve Adjusted EBITDA growth in fiscal years 2025 and 2026.”

Consolidated First Quarter Summary

	Thirteen Week Period Ended	Thirteen Week Period Ended
(dollars in thousands)	June 3, 2023	May 28, 2022
Revenues	$5,653,162	$6,014,583
Net loss	(306,718)	(110,191)
Adjusted EBITDA	91,715	100,130

-More-

Rite Aid FY 2024 Q1 Press Release - page 2

For the first quarter, the Company reported a net loss of $306.7 million, or $5.56 loss per share, Adjusted net loss of $40.1 million, or $0.73 loss per share, and Adjusted EBITDA of $91.7 million, or 1.6 percent of revenues.

Revenues for the quarter were $5.65 billion compared to revenues of $6.01 billion in the prior year’s quarter, largely due to the reduction in the Company’s Prescription Drug Plan (PDP) membership and the loss of commercial clients at Elixir. The reduction in revenues for the first quarter was partially offset by an increase in Retail Pharmacy Segment revenues, driven by an increase in pharmacy sales.

First quarter net loss was $306.7 million, or $5.56 loss per share, compared to last year’s first quarter net loss of $110.2 million, or $2.03 loss per share. The increase in net loss is primarily due to a non-cash charge to write down Elixir goodwill, driven by performance in Elixir Insurance’s Individual Part D Plan and the Company’s decision to exit the Individual Part D market beginning in January 2024. Other factors contributing to the higher net loss were higher restructuring-related charges, a lower gain on sale of assets, higher interest expense and a decrease in Adjusted EBITDA. These were partially offset by decreased facility exit and impairment charges.

Retail Pharmacy Segment

	Thirteen Week Period Ended	Thirteen Week Period Ended
(dollars in thousands)	June 3, 2023	May 28, 2022
Revenues	$4,492,329	$4,345,356
Adjusted EBITDA	70,049	73,682

Retail Pharmacy Segment revenues increased 3.4 percent over the prior year quarter driven by an increase in both acute and maintenance prescriptions, partially offset by a reduction in COVID vaccine and testing revenue as well as store closures. Same store sales for the first quarter increased 8.4 percent over the prior year period, consisting of a 13.3 percent increase in pharmacy sales, partially offset by a 4.4 percent decrease in front-end sales. Front-end same store sales, excluding cigarettes and tobacco products, decreased 3.8 percent. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 4.7 percent over the prior year period. Total same store prescriptions, excluding COVID immunizations and tests, increased 7.4 percent, with same store maintenance prescriptions increasing 7.6 percent and other same store acute prescriptions increasing 6.8 percent. Prescription sales accounted for 73.9 percent of total drugstore sales. Total store count at the end of the first quarter was 2,284.

Retail Pharmacy Segment Adjusted EBITDA was $70.0 million, or 1.6 percent of revenues, for the first quarter compared to last year’s first quarter Adjusted EBITDA of $73.7 million, or 1.7 percent of revenues. The decline in Adjusted EBITDA was due to a decrease in Adjusted EBITDA gross profit of $8.4 million, partially offset by decreased Adjusted EBITDA selling, general and administrative (SG&A) expenses of $4.8 million. Gross profit was negatively impacted by the decline in front-end sales, COVID vaccinations and testing and increased shrink expense, partially offset by an increase in prescriptions sold, better than expected recovery rates and the impact of generic drug settlements. SG&A expenses benefited from lower occupancy and other operating costs due to store closures and cost control initiatives.

-More-

Rite Aid FY 2024 Q1 Press Release - page 3

Pharmacy Services Segment

	Thirteen Week Period Ended	Thirteen Week Period Ended
(dollars in thousands)	June 3, 2023	May 28, 2022
Revenues	$1,196,154	$1,725,857
Adjusted EBITDA	21,666	26,448

Pharmacy Services Segment revenues were $1.2 billion for the quarter, a decrease of 30.7 percent compared to the prior year quarter. The decrease in revenues was primarily the result of a decrease in Elixir Individual Part D Insurance membership due to a change in the Company’s pricing structure and loss of commercial clients, partially offset by increased utilization and higher drugs costs.

Pharmacy Services Segment Adjusted EBITDA was $21.7 million, or 1.8 percent of revenues, for the first quarter compared to last year’s first quarter Adjusted EBITDA of $26.4 million, or 1.5 percent of revenues. The decrease in Adjusted EBITDA resulted from the lower membership as mentioned above and an increase in the medical loss ratio at Elixir Insurance, partially offset by improved procurement economics and reductions in SG&A expense.

Outlook for Fiscal 2024

The following fiscal 2024 outlook is forward-looking information, reflecting the Company’s expectations as of June 29, 2023, and subject to a range of assumptions and uncertainties described below and in documents that the Company files or furnishes with the Securities and Exchange Commission (the “SEC”).

Based on recent business trends, the Company is reducing total company Adjusted EBITDA guidance by $10 million to be between $330 million and $360 million. Pharmacy Services Segment Adjusted EBITDA expectations are being lowered by $10 million to be between $90 million and $100 million due to higher drug costs and a higher medical loss ratio at Elixir Insurance. Retail Pharmacy Segment Adjusted EBITDA remains unchanged and is expected to be between $240 million and $260 million, which is a result of tougher front-end sales trends balanced with cost savings.

Total revenues are expected to be between $22.6 billion and $23.0 billion in fiscal 2024. Retail Pharmacy Segment revenue is expected to be between $18.0 billion and $18.3 billion, and Pharmacy Services Segment revenue is expected to be between $4.6 billion and $4.7 billion, net of any intercompany revenues to the Retail Pharmacy Segment.

Net loss is expected to be between approximately $650 million and $680 million.

Adjusted net loss per share is expected to be between $4.29 and $4.78.

Capital expenditures are now expected to be approximately $175 million, with a focus on investments in technology, prescription file purchases and distribution center automation.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be broadcast via the Internet at https://investors.riteaid.com. The telephone replay will be available beginning at 12:00 p.m. Eastern Time on June 29, 2023, and ending at 11:59 p.m. Eastern Time on July 29, 2023. To access the replay of the call, telephone (800) 770-2030 or (647) 362-9199 and enter the seven-digit reservation number 9029129. The webcast replay of the call will also be available at https://investors.riteaid.com starting at 12 p.m. Eastern Time today. The playback will be available until the Company’s next conference call.

-More-

Rite Aid FY 2024 Q1 Press Release - page 4

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering healthcare services and retail products to Americans 365 days a year. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,200 retail pharmacy locations across 17 states. Through Elixir, we provide pharmacy benefits and services to millions of members nationwide. For more information, visit www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid's outlook and guidance for fiscal 2024; Rite Aid’s plan to reduce SG&A expense and capital expenditure spend; the continued impact of the global coronavirus (COVID-19) pandemic on Rite Aid’s business; the continued impact of negative trends in Rite Aid’s front end sales and gross profit in the retail segment; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: risks related to the prolonged impact of the COVID-19 global pandemic and the emerging new variants, including the government responses thereto; the impact of COVID-19 on our workforce, operations, stores, expenses, and supply chain, and the operations or behaviors of our customers, suppliers and business partners; our ability to successfully implement our turnaround program and other strategies; the impact of our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms (including the impact of rising interest rates, market volatility, and continuing actions by the United States Federal Reserve) and our ability to satisfy our obligations and the other covenants contained in our debt agreements; outcome of pending or new litigation and government investigations, including, without limitation, those related to opioids, “usual and customary” pricing, government payer programs or other matters; our ability to monetize (and on reasonably available terms) the CMS receivable created in our Part D business; general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions (including changes to laws or regulations relating to labor or wages), including continued impacts of inflation or other pricing environment factors on our costs, liquidity and our ability to pass on price increases to our customers, including as a result of inflationary and deflationary pressures, a decline in consumer financial position, whether due to inflation or other factors, as well as other factors specific to the markets in which we operate; the impact of private and public third-party payers continued reduction in prescription drug reimbursements, new or disruptive business models or practices, and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; our ability to achieve cost savings and other benefits of our restructuring efforts within our anticipated timeframe, if at all; the outcome of our continuing efforts to monitor and comply with applicable laws, orders, regulations, policies and procedures; and our ability to partner and have relationships with health plans and health systems; and any requirement to incur additional impairment charges.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

-More-

Rite Aid FY 2024 Q1 Press Release - page 5

The degree to which COVID-19 may adversely affect Rite Aid’s results and operations, including its ability to achieve its outlook for fiscal 2024 guidance, will depend on numerous evolving factors and future developments, which are highly uncertain. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

All references to “Company” and “Rite Aid” as used throughout this release refer to Rite Aid Corporation and its affiliates.-

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share, Adjusted EBITDA, Adjusted EBITDA Gross Profit and Adjusted EBITDA SG&A, which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation and other contractual settlements, gains or losses on debt modifications and retirements, LIFO adjustments, goodwill and intangible asset impairment charges, restructuring-related costs, the gain or loss on Bartell acquisition, and the change in estimate related to manufacturer rebate receivables. Rite Aid believes Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share serve as appropriate measures to be used in evaluating the performance of its business and help its investors better compare its operating performance over multiple periods.

Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility exit and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt modifications and retirements, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation and other contractual settlements, severance, restructuring-related costs, costs related to facility closures, gain or loss on sale of assets, the gain or loss on Bartell acquisition, and the change in estimate related to manufacturer rebate receivables). The add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid's results as if the company was on a FIFO inventory basis. Rite Aid believes Adjusted EBITDA serves as an appropriate measure in evaluating the performance of its business and helps its investors better compare its operating performance with its competitors.

Adjusted EBITDA Gross Profit includes LIFO adjustments, depreciation and amortization (COGS portion only) and other items. See the attached tables for a reconciliation of Adjusted EBITDA Gross Profit to Revenue, which is the most directly comparable GAAP financial measure. Adjusted EBITDA SG&A excludes depreciation and amortization (SG&A portion only), stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation and other contractual settlements, and other items. See the attached tables for a reconciliation of Adjusted EBITDA SG&A to Revenue, which is the most directly comparable GAAP financial measure. The Company believes Adjusted EBITDA Gross Profit and Adjusted EBITDA SG&A serve as appropriate measures in evaluating the performance of its business and helps its investors better compare its operating performance with its competitors.

-More-

Rite Aid FY 2024 Q1 Press Release - page 6

The Company presents these non-GAAP financial measures in order to provide transparency to its investors because they are measures that management uses to assess both management performance and the financial performance of its operations and to allocate resources. In addition, management believes that these measures may assist investors with understanding and evaluating the Company’s initiatives to drive improved financial performance and enables investors to supplementally compare its operating performance with the operating performance of its competitors including with those of its competitors having different capital structures. While the Company has excluded certain of these items from historical non-GAAP financial measures, there is no guarantee that the items excluded from non-GAAP financial measures will not continue into future periods. For instance, the Company expects to continue to experience charges for facility exit and impairment charges and inventory write-downs related to store closures as the Company continues to complete a multi-year strategic initiative designed to improve overall performance. The Company also expects to continue to experience and report restructuring-related charges associated with continued execution of its strategic initiatives.

Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share or other non-GAAP measures should not be considered in isolation from, and are not intended to represent an alternative measure of, operating results or of cash flows from operating activities, as determined in accordance with GAAP. The Company’s definition of these non-GAAP measures may not be comparable to similarly titled measurements reported by other companies, including companies in its industry.

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	June 3, 2023	March 4, 2023
ASSETS
Current assets:
Cash and cash equivalents	$135,527	$157,151
Accounts receivable, net	1,392,348	1,149,958
Inventories, net of LIFO reserve of $547,432 and $539,932	1,950,413	1,900,744
Prepaid expenses and other current assets	171,175	93,194
Total current assets	3,649,463	3,301,047
Property, plant and equipment, net	892,540	907,771
Operating lease right-of-use assets	2,457,110	2,497,206
Goodwill	356,436	507,936
Other intangibles, net	244,883	250,112
Deferred tax assets	12,368	12,368
Other assets	37,618	50,922
Total assets	$7,650,418	$7,527,362

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$6,060	$6,332
Accounts payable	1,505,741	1,494,611
Accrued salaries, wages and other current liabilities	772,058	724,529
Current portion of operating lease liabilities	488,712	502,403
Total current liabilities	2,772,571	2,727,875
Long-term debt, less current maturities	3,327,970	2,925,258
Long-term operating lease liabilities	2,345,277	2,372,943
Lease financing obligations, less current maturities	12,151	12,580
Other noncurrent liabilities	139,897	130,482
Total liabilities	8,597,866	8,169,138

Commitments and contingencies	-	-
Stockholders' (deficit) equity:
Common stock	56,708	56,629
Additional paid-in capital	5,918,931	5,917,964
Accumulated deficit	(6,908,235)	(6,601,517)
Accumulated other comprehensive loss	(14,852)	(14,852)
Total stockholders' (deficit) equity	(947,448)	(641,776)
Total liabilities and stockholders' (deficit) equity	$7,650,418	$7,527,362

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 3, 2023	Thirteen weeks ended May 28, 2022
Revenues	$5,653,162	$6,014,583
Costs and expenses:
Cost of revenues	4,474,636	4,817,854
Selling, general and administrative expenses	1,255,223	1,217,929
Facility exit and impairment charges	20,001	66,571
Goodwill and intangible asset impairment charges	151,500	-
Interest expense	65,220	48,119
Gain on sale of assets, net	(8,193)	(29,196)

	5,958,387	6,121,277

Loss before income taxes	(305,225)	(106,694)
Income tax expense	1,493	3,497
Net loss	$(306,718)	$(110,191)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss attributable to common stockholders - basic and diluted	$(306,718)	$(110,191)

Denominator:
Basic and diluted weighted average shares	55,179	54,348

Basic and diluted loss per share	$(5.56)	$(2.03)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 3, 2023	Thirteen weeks ended May 28, 2022
OPERATING ACTIVITIES:
Net loss	$(306,718)	$(110,191)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	65,895	70,073
Facility exit and impairment charges	20,001	66,571
Goodwill and intangible asset impairment charges	151,500	-
LIFO charge	7,500	-
Change in allowances for uncollectible accounts receivable	4,004	3,763
Gain on sale of assets, net	(8,193)	(29,196)
Stock-based compensation expense	1,081	3,334
Changes in operating assets and liabilities:
Accounts receivable	(246,838)	(104,458)
Inventories	(57,169)	(15,827)
Accounts payable	20,558	(137,572)
Operating lease right-of-use assets and operating lease liabilities	(10,857)	(14,812)
Other assets	(64,687)	751
Other liabilities	51,385	15,327
Net cash used in operating activities	(372,538)	(252,237)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(35,891)	(73,176)
Intangible assets acquired	(11,612)	(12,248)
Proceeds from dispositions of assets and investments	8,157	30,839
Net cash used in investing activities	(39,346)	(54,585)
FINANCING ACTIVITIES:
Net proceeds from revolver	400,000	291,000
Principal payments on long-term debt	(1,009)	(977)
Change in zero balance cash accounts	(8,272)	33,691
Financing fees paid for early debt redemption	(51)	-
Payments for taxes related to net share settlement of equity awards	(46)	(553)
Deferred financing costs paid	(362)	-
Net cash provided by financing activities	390,260	323,161
(Decrease) increase in cash and cash equivalents	(21,624)	16,339
Cash and cash equivalents, beginning of period	157,151	39,721
Cash and cash equivalents, end of period	$135,527	$56,060

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 3, 2023	Thirteen weeks ended May 28, 2022
Retail Pharmacy Segment
Revenues (a)	$4,492,329	$4,345,356
Cost of revenues (a)	3,405,466	3,247,999
Gross profit	1,086,863	1,097,357
LIFO charge	7,500	-
FIFO gross profit	1,094,363	1,097,357
Adjusted EBITDA gross profit	1,098,268	1,106,652

Gross profit as a percentage of revenues	24.19%	25.25%
LIFO charge as a percentage of revenues	0.17%	0.00%
FIFO gross profit as a percentage of revenues	24.36%	25.25%
Adjusted EBITDA gross profit as a percentage of revenues	24.45%	25.47%

Selling, general and administrative expenses	1,172,573	1,117,214
Adjusted EBITDA selling, general and administrative expenses	1,028,219	1,032,970
Selling, general and administrative expenses as a percentage of revenues	26.10%	25.71%
Adjusted EBITDA selling, general and administrative expenses as a percentage of revenues	22.89%	23.77%

Cash interest expense	61,767	45,244
Non-cash interest expense	3,453	2,875
Total interest expense	65,220	48,119

Adjusted EBITDA	70,049	73,682
Adjusted EBITDA as a percentage of revenues	1.56%	1.70%

Pharmacy Services Segment
Revenues (a)	$1,196,154	$1,725,857
Cost of revenues (a)	1,104,491	1,626,485
Gross profit	91,663	99,372

Gross profit as a percentage of revenues	7.66%	5.76%

Adjusted EBITDA	21,666	26,448
Adjusted EBITDA as a percentage of revenues	1.81%	1.53%

(a) - Revenues and cost of revenues include $35,321 and $56,630 of inter-segment activity for the thirteen weeks ended June 3, 2023 and May 28, 2022, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended June 3, 2023	Thirteen weeks ended May 28, 2022
Reconciliation of net loss to adjusted EBITDA:
Net loss	$(306,718)	$(110,191)
Adjustments:
Interest expense	65,220	48,119
Income tax expense	1,493	3,497
Depreciation and amortization	65,895	70,073
LIFO charge	7,500	-
Facility exit and impairment charges	20,001	66,571
Goodwill and intangible asset impairment charges	151,500	-
Stock-based compensation expense	1,081	3,334
Restructuring-related costs	78,130	22,646
Inventory write-downs related to store closings	2,057	7,955
Litigation and other contractual settlements	11,050	18,271
Gain on sale of assets, net	(8,193)	(29,196)
Other	2,699	(949)
Adjusted EBITDA	$91,715	$100,130
Percent of revenues	1.62%	1.66%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET LOSS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 3, 2023	Thirteen weeks ended May 28, 2022
Net loss	$(306,718)	$(110,191)
Add back - Income tax expense	1,493	3,497
Loss before income taxes	(305,225)	(106,694)

Adjustments:
Amortization expense	17,133	20,626
LIFO charge	7,500	-
Goodwill and intangible asset impairment charges	151,500	-
Restructuring-related costs	78,130	22,646
Litigation and other contractual settlements	11,050	18,271

Adjusted loss before income taxes	(39,912)	(45,151)

Adjusted income tax expense (a)	195	1,490
Adjusted net loss	$(40,107)	$(46,641)

Adjusted net loss per diluted share:

Numerator for adjusted net loss per diluted share:
Adjusted net loss	$(40,107)	$(46,641)

Denominator:
Basic and diluted weighted average shares	55,179	54,348

Net loss per diluted share	$(5.56)	$(2.03)

Adjusted net loss per diluted share	$(0.73)	$(0.86)

(a) The fiscal year 2024 and 2023 adjustments to the income tax provision include adjustments to the GAAP basis tax provision commensurate with non-GAAP adjustments and certain discrete tax items, when applicable, was used for the thirteen weeks ended June 3, 2023 and May 28, 2022.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT AND RECONCILIATION OF ADJUSTED EBITDA SELLING,

GENERAL AND ADMINISTRATIVE EXPENSES- RETAIL PHARMACY SEGMENT

(In thousands)

(unaudited)

	Thirteen weeks ended June 3, 2023	Thirteen weeks ended May 28, 2022
Reconciliation of adjusted EBITDA gross profit:
Revenues	$4,492,329	$4,345,356
Gross Profit	1,086,863	1,097,357
Addback:
LIFO charge	7,500	-
Depreciation and amortization (cost of goods sold portion only)	2,642	2,893
Other	1,263	6,402
Adjusted EBITDA gross profit	$1,098,268	$1,106,652
Percent of revenues	24.45%	25.47%

Reconciliation of adjusted EBITDA selling, general and administrative expenses:
Revenues	$4,492,329	$4,345,356
Selling, general and administrative expenses	1,172,573	1,117,214
Less:
Depreciation and amortization (SG&A portion only)	52,827	53,215
Stock-based compensation expense	723	3,102
Restructuring-related costs	76,469	17,371
Litigation and other contractual settlements	11,050	9,952
Other	3,285	604
Adjusted EBITDA selling, general and administrative expenses	$1,028,219	$1,032,970
Percent of revenues	22.89%	23.77%

Adjusted EBITDA	$70,049	$73,682

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 2, 2024

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Total Revenues	$22,600,000	$23,000,000

Pharmacy Services Segment Revenues	$4,550,000	$4,650,000

Gross Capital Expenditures	$175,000	$175,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(678,500)	$(651,500)
Adjustments:
Interest expense	273,000	273,000
Income tax expense	2,000	5,000
Depreciation and amortization	280,000	280,000
LIFO charge	30,000	30,000
Facility exit and impairment charges	100,000	100,000
Goodwill and intangible asset impairment charges	151,500	151,500
Restructuring-related costs	155,000	155,000
Litigation and other contractual settlements	11,000	11,000
Gain on sale of assets, net	(9,000)	(9,000)
Other	15,000	15,000
Adjusted EBITDA	$330,000	$360,000

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED NET LOSS GUIDANCE

YEAR ENDING MARCH 2, 2024

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Net loss	$(678,500)	$(651,500)
Add back - income tax expense	2,000	5,000
Loss before income taxes	(676,500)	(646,500)

Adjustments:
Amortization expense	68,000	68,000
LIFO charge	30,000	30,000
Goodwill and intangible asset impairment charges	151,500	151,500
Restructuring-related costs	155,000	155,000
Litigation and other contractual settlements	11,000	11,000

Adjusted loss before adjusted income taxes	(261,000)	(231,000)

Adjusted income tax expense	2,000	5,000
Adjusted net loss	$(263,000)	$(236,000)

Diluted adjusted net loss per share	$(4.78)	$(4.29)